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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                                          JURISDICTION OF
                                                                           INCORPORATION
                                                                                OR
                               NAME OF SUBSIDIARY                          ORGANIZATION
        ----------------------------------------------------------------  ---------------
        Comet Ventures, Inc. ...........................................   California
        Comet Rice of Puerto Rico, Inc. ................................   Delaware
        Comet Rice of Jamaica Limited ..................................   Jamaica
        Rice Corporation of Haiti, S.A. ................................   Haiti
        American Rice-Vinafood Co. Ltd. ................................   Vietnam
        BargeCaribe, Inc. ..............................................   Texas